                                                                    Exhibit 99.4

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                              Third Point Partners
                                               Qualified L.P.
                                               c/o Third Point LLC
                                               390 Park Avenue
                                               New York, NY  10022

Date of Earliest Reported Transaction:         11/21/2013
Issuer and Ticker Symbol:                      Enphase Energy, Inc. [ENPH]
Relationship of the Issuer:                    10% Owner; Director; Other
                                               (See Remarks)
Designated Filer:                              Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                             Common Stock, $0.00001 par value
Transaction Date:
Transaction Code:
Amount of Securities:
Securities Acquired (A) or Disposed of (D):
Price of Security:
Amount of Securities Beneficially
Owned Following Reported
Transactions:                                  947,156
Ownership Form:                                D
Nature of Indirect Beneficial Ownership: